LEASE


SECTION 1. BASIC LEASE PROVISIONS

1.01 Date and Parties. This lease (Lease) is made the day of June 1996, between, Kevin C. Sullivan and Margaret A. Sullivan (Landlord) and Enterprise Bank and Trust Company (Tenant). Landlord is an individual with a principal office at 1360 Main Street, Tewksbury, Massachusetts 01876. Tenant is a Massachusetts corporation with a principal office at 222 Merrimack Street, Lowell, Massachusetts 01852.

1.02 Premises. The Landlord leases to the Tenant, and the Tenant leases from the Landlord, upon and subject to the terms and provisions on this lease, a one story building with two drive-up facilities. The building and the drive up area containing approximately 4800 square feet are located at 910 Andover Street in Tewksbury, Massachusetts 01876 are referred to as the ("Leased Premises." or the "Premises") The leased premises are shown as Exhibit A hereto annexed and made a part hereof. The leased premises is located on a parcel of land in Tewksbury, County of Middlesex, Massachusetts and is part of 133 Shopping Center ("the Shopping Center"). The shopping center is located at 910 Andover Street in Tewksbury in said County and is more fully described in Exhibit B, hereto annexed and made a part hereof.

1.03 Use. The Tenant shall use the premises for the operation of a commercial bank and trust company and for financial services business.

1.04 Term. The initial term of this lease shall commence on the earlier to occur of (commencement date):

         (a) October 1, 1996 or

         (b) The day the Tenant receives all approvals to operate a commercial banking business at the leased premises. The term shall end on the last day of the 24th calender month (exclusive of any partial month) after the commencement date.

1.05 Prior to the commencement date, the Tenant may occupy the leased premises, and during such occupancy the Tenant shall pay the pro-rata share of base rent and the additional rent and a pro-rata share of the real estate taxes until the commencement date. The occupancy date shall be August 1, 1996 (occupancy date) unless an earlier date is agreed to between Landlord and Tenant.

1.06 Extended Term. The Tenant shall have the right to extend the term of this lease for up to ten (10) consecutive periods of



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two (2) years each (Extended Terms). The initial term and the extended terms, if any, shall automatically be extended for each extended term unless Tenant shall notify Landlord of its intention to terminate this lease at least ninety days
(90) prior to the  expiration of the then  existing  term, or sixty days after a section 6 event, whichever is earlier. (Notice Date).

1.07 Right to Terminate. At any time prior to the commencement date, the Tenant shall have the right to terminate this lease provided Tenant notifies Landlord of its intention to terminate, delivered in writing, to landlord at least forty eight hours (48) prior to the date of termination. In the event this lease is terminated, all deposits given to the landlord under an agreement to lease dated May 24, 1996 shall be retained by the Landlord and all rights and obligations of the parties under this Lease and under the agreement to lease shall be terminated.

1.08   Confirmation  of   Commencement.   Within  thirty  (30)  days  after  the
commencement date, the parties shall confirm in writing the Lease's commencement date and termination date.

SECTION 2. RENT.


2.01. Beginning on the occupancy date, and on the first day of each succeeding month until the commencement date of the lease the Tenant shall pay to the Landlord the base rent in the amount of $4800.00. (pro-rated for any partial month)

2.02. Base Rent. Beginning on the commencement date, the Tenant shall pay to the Landlord an annual rental (" Base Rent" ) at the rate of $57,600.00 per annum in equal monthly payments of $4800.00 on the first day of the month in advance. At the end of the second lease year, and at the end of the second year of each extended lease term thereafter, the base rent shall be adjusted upwards or downwards in the manner set forth below, but the base rent shall never be less than $57,600.00 per annum.

2.03. Renewal Rent-first extended terms. In the event the Tenant exercises its option to extend the term of this lease, the base rent which the Tenant shall pay during each year of the first extended term shall be $57,600.00 plus any adjustment as determined in accordance with the provisions of section 2.05 or

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three per cent (3%) whichever amount shall be greater.

2.04 Renewal Rent -subsequent extended terms. In the event the Tenant exercises its option to extend the term of this lease, after the first extended term, the annual base rent which the Tenant shall pay during each subsequent extended term or terms shall be the base rent paid during the last month of the immediately prior two year term plus any adjustment as shown on Exhibit C attached hereto and made a part hereof.

2.05. Rent Adjustment. The amount of base rent for each extended term shall be determined by Using the Revised Consumer Price Index--All Urban consumers (CPI-U) U.S. City Average (1982- 84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), and as shown of Exhibit C attached hereto and made a part hereof. In the event the Consumer price index of the United States is discontinued, comparable statistics, as published by the United States Government shall be used for making such computation.

2.06 The monthly base rent to be paid by Tenant to Landlord, all in the manner as determined in section 2.05 during each extended term provided for in this lease shall be the amount of base Monthly Rent paid during the last month of the then current term plus any adjustment as determined in accordance with the provisions of this section 2.

2.07 All rent shall be paid by the Tenant to Landlord on or before the first day of every calendar month in advance, pro-rated for any partial month. Until further notice from landlord, all rent is to be payable to Landlord and mailed to 1360 Main Street in Tewksbury, Massachusetts 01876.

2.08 The initial base rate is arrived at on the basis of $12.00 a square foot of floor area of the leased premises times 4800 square feet or such higher or lesser amount depending upon the exact number of square feet in the leased premises. Prior to occupancy date, a representative of the Landlord and the Tenant shall take an accurate measurement of the leased premises. If the area is not 4800 square feet then the base rent and the monthly rent shall be adjusted accordingly by the use of the following formula: total square feet of the leased premises times $12.00.

SECTION 3. AFFIRMATIVE OBLIGATIONS

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3.01  Utilities.  Tenant  shall pay to the  proper  authority  charged  with the collection thereof, all charges for the consumption of electricity, gas, telephone and other such services separately metered or billed to Tenant for the leased Premises. All such charges shall be paid as the same from time to time become due. The Landlord acknowledges that it has brought all utilities which are to service the Leased Premises directly to the premises and to the Leased Premises, and that the Tenant shall only need to make arrangements to turn on such utilities and arrangements for billing for any such services. The Tenant shall make its own arrangements for such utility billing. The Landlord shall not be liable for any interruption or failure in the supply of utilities to the premises unless any such interruption or failure in the supply of utilities to the premises was caused by the negligence of the landlord. The Landlord shall be responsible for and shall pay all water and sewer charges used on the leased premises. The Tenant shall be responsible for and shall pay all costs of rubbish removal from the leased premises.

3.02 Repairs and Maintenance. Tenant Obligations. Tenant shall keep the premises in good order; make repairs to the premises needed because of the tenant's use of the premises; repair and replace special equipment installed by or at Tenant's request, except to the extent the repairs or replacement are needed because of Landlord's misuse or primary negligence or Landlord's replacement obligations in paragraph 3.04. Prior to the commencement date of the lease. Tenant shall be permitted to inspect the building's heating, air conditioning and ventilation system.("HVAC System" or "HVAC") If the HVAC system is in good operating order, Tenant will be responsible for its repair and replacement during any and all term or terms of the lease. If the HVAC system is in poor operating order or does not adequately distribute throughout the leased premises as reasonably determined by the Tenant, the Landlord shall replace the same and after such replacement, the Tenant then shall be responsible for the repair and maintenance of the system and all warranties which accompany any replacement shall be available to the Tenant.

3.03 The Landlord shall be responsible for repair, and general maintenance of the roof, foundation, exterior walls, interior walls, all structural components, and all systems such as mechanical, electrical, HVAC, and plumbing, except as set forth in the prior paragraph 3.02

3.04 Landlord  Repairs and  Replacements.  The Landlord  shall be

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responsible to replace the roof, foundation, exterior walls, interior structural
walls,  all  structural   components,   and  all  systems  such  as  mechanical,
electrical, HVAC, and plumbing. Except for repairs or replacements that Tenant must make under section 3.02, Landlord shall pay for and make all other repairs and replacements to the Premises. Landlord shall make such repairs and replacements to maintain the Leased Premises in a first class condition.

3.05 Time for Repairs and  Replacement.  Repairs or replacements  required under section 3 shall be made within a reasonable time after receiving notice or having actual knowledge for the need for repair or replacement.

3.06 Tenant's Obligation on Surrender.

         a. Upon the ending date of the initial term or the date of the last extension term, if any, whichever is later, Tenant shall surrender the Premises to the Landlord in the same condition that the premises were in at the beginning, except for ordinary wear and tear; damage by the elements, fire, and other casualty, condemnation, and damages arising from any cause not required to be repaired by the Tenant.

         b. On surrender, Tenant shall remove from the Premises, its personal property, trade fixtures and repair any damage to the Premises caused by the removal. Any items not removed by Tenant as required above, shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of disposal, minus any revenues received by Landlord for the disposal. It is understood that all personal property and trade fixtures brought onto the premises or which are on the premises and which were acquired from the Landlord as set forth in paragraph 11.03 of this Lease by the Tenant even if affixed to the Leased Premises, including but not limited to vaults and vault components, security systems, ATM machines, night deposit systems, drive-up teller components, teller counter and under- counter equipment furniture, furnishings and the like, shall be considered personal property for which the Tenant shall have the absolute right to remove same, subject to its obligations to repair in paragraph 3.02. Prior to the commencement date the Landlord and the holder of all mortgages shall execute a landlord's waiver of lien or rights to the equipment, fixtures and Tenant's operating equipment which are on the premises whether or not affixed thereto acknowledging and consenting to the contents of this paragraph 3.06 b.

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3.07 Assignment  Subleasing.  The Tenant shall have no right to assign or sublet the whole or any part of the premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such assignment or subleasing, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this lease.

3.08 Compliance With Law. Tenant's use of the Premises shall, at its own expense, conform to and comply with all zoning, building, environmental, fire, health, and other codes, regulations, ordinances, or laws which are applicable to the use made of the premises by the Tenant.

3.09 Landlord Access. The Landlord or agents of Landlord, may at reasonable times, enter to view the Premises. No visit of the Landlord or its agents shall take place at times other than normal business hours of the Tenant.

3.10 Signs. The Tenant shall be permitted signage on the Premises subject to the prior consent of the Landlord which consent shall not be unreasonably withheld or delayed provided the same are placed and constructed in accordance with any sign or zoning by-law of the Town of Tewksbury. The Tenant shall be allowed to place a large sign (at least as large as the former sign of Fleet Bank) at the Top on the Shopping Mall Sign Board located on the Andover Street side of the shopping center. Tenant shall pay for the cost of erecting and maintaining any and all such signs. Tenant shall remove the same upon the termination of this lease. The landlord will cooperate with and assist the Tenant in obtaining approvals for such signage.

SECTION 4. COMMON AREA

4.01 Landlord agrees that Tenant shall, during the term hereof, with others, have the non-exclusive right to use the parking facilities of the Shopping Center for the accommodation and parking of such automobiles of Tenant, its officers, agents and employees, and its customers while shopping in the Shopping Center. Tenant shall have continuous and uninterrupted access to and from the drive up area.

4.02 Landlord shall cause all existing parking facilities, including lighting thereof, to be maintained in reasonably good repair and in reasonably clean condition at all times during the

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term of this lease. The parking areas and buildings in the shopping center shall be maintained by the Landlord in a reasonably clean and painted condition at all times during all terms of this Lease.The Landlord, at no cost to the Tenant, shall re-line the entire parking area which services the shopping center prior to the commencement date of the lease. Beginning in the summer of 1999, and every three years thereafter, during the term of this lease, the Landlord, at no cost to the Tenant, shall reline the parking spaces in the entire parking area which services the shopping center. Beginning in the summer of 1999 and every five (5) years thereafter, the Landlord, at no cost to the Tenant, shall paint the exterior of all buildings which are located in the shopping center.

4.03 If the Landlord erects additional buildings or structures on the shopping center premises, the landlord agrees and covenants that no structure or building(s) shall be built on the portion of the center which is currently hot topped and is occupied by buildings. The landlord agrees that in the event of any future development of the shopping center that the current parking spaces and sizes will not be reduced and that all future parking will comply with the zoning regulations regarding the amount of spaces and the size of spaces without variance or exception. Landlord further covenants and agrees that any future buildings or structures will not block the visibility of the leased premises from Andover Street and from River Road.

4.04 Accumulations of snow will be removed by the Landlord from existing parking areas and other existing common areas of the shopping center and from the drive-up teller area of the leased premises including all exits and entrances to the shopping area and all exits and entrances from the drive up teller area. All snow accumulations and will be deposited in such locations as are feasible so as to permit unimpeded use of the drive up teller area and of the shopping center parking areas. If the Landlord fails to commence clearing the snow within one hour after the snow ceases or prior to 7:30 a.m. on the morning after the snow storm, the Tenant is granted permission to remove the snow at the expense of the Landlord and the Landlord shall pay such bill less the pro-rata share of the Tenant. The Tenant shall be responsible to pay to the landlord an amount equal to 40% of the cost of such snow plowing.

4.05 The Landlord shall pay all costs and expenses of every kind and nature in operating, managing, equipping, policing,

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lighting, repairing, replacing and maintaining, landscaping and gardening in all parking area of the shopping center (including any future parking subsequently installed in the Shopping Center for the common use of customers and employees of the Shopping Center), and all other common areas of the Shopping Center including, furnishing receptacles for trash storage for the Tenants, and providing daily cleaning of the common areas. Landlord shall pay the electricity cost of all outside lighting and the cost of water and sewer services for the shopping center and the leased premises. All services listed in this paragraph
4.05 shall be referred to as common area maintenance expenses. The Tenant shall pay to the Landlord as its pro-rata share of the common area maintenances the monthly sum of $325.00 during the term or terms of this lease. Such monthly sum shall be adjusted every two years according to increases or decreases in the consumer price index in the same manner as adjustments of rent as described in
Section 2 of this lease, but the monthly amount shall never be less than $325.00 per month. Such payment shall be made in the same manner as monthly rent.

4.06 The Town of Tewksbury, Massachusetts separately assesses the land and the building of the Leased Premises. and other improvements on the other. The taxes so assessed are shown in Exhibit D attached hereto and made a part hereof. The Landlord represents that the present real estate tax for the leased premises is $6700.00. The Tenant shall pay when due directly to the Town of Tewksbury all real estate taxes which are assessed against the leased premises as the same may be subsequently reduced or abated, less the costs of securing said reductions or abatements. If Landlord shall make application for a tax abatement but shall be unsuccessful in said endeavor or the costs involved in pursuing such application shall exceed the abatement received, then and in that event the reasonable costs expended by Landlord in the attempt to secure such abatement, or the excess of such costs over the amount of the tax abatement, shall be a proper charge by Landlord to Tenant, with Tenant obligated to pay its proportionate share thereof based upon a fraction , the numerator of which shall be the number of square feet of ground floor area of the leased premises and the denominator shall be the total square footage of leasable ground floor area of all buildings located on the shopping center premises. Except as set forth in this paragraph, the Landlord shall be responsible to promptly pay when due all real estate and other municipal charges assessed against the shopping center.

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SECTION 5.       NEGATIVE OBLIGATIONS

5.01 Overloading and Nuisance. The Tenant shall not injure, overload, deface or permit to be injured, overloaded of defaced, the Premises and the Tenant shall not permit, allow or suffer any waste or any unlawful, improper or offensive use of the Premises or any occupancy thereof that would be injurious to any person, property, or invalidate or increase the premiums for any insurance on the Leased Premises.

5.02. Payment of Landlord's Expenses. The Tenant agrees to pay on demand any Landlord's cost and expenses including any reasonable legal expenses of any third party attorney employed by the Landlord and incurred by Landlord in enforcing through any court or arbitration proceeding brought to enforce the terms of this lease, provided it is determined during or after such court or arbitration proceeding that the Tenant was in violation of this lease. In the event there is a finding for the Tenant or against the landlord, then the Landlord shall be responsible for all of the legal expenses, including reasonable legal costs of the Tenant.

SECTION 6 INSURANCE

6.01 Fire Insurance. Landlord shall be required to keep the Leased Premises and Tenant shall be responsible to keep its personal property and trade fixtures insured with "all risks" insurance in an amount to cover one hundred (100) percent of the replacement cost of the Leased Premises and fixtures. Tenant shall also keep any non-Leased Premises-standard improvements made to the premises at Tenant's request insured to the same degree as Tenant's personal property. Landlord's policy shall include an endorsement that the insurance will cover damage to the Leased Premises caused by the negligence of the Tenant, its officers, and employees in the amount of-the full replacement cost of the Leased Premises, as the cost may increase from time to time.

6.02 Liability Insurance. Each party shall maintain contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of two million dollars ($2,000,000.00) for personal injuries or deaths of persons occurring in or about the Leased Premises and the shopping area. The Tenant shall pay for its own liability insurance.

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6.03 Waiver of Subrogation.  All insurance which is carried by either party with respect to the premises and the shopping area or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, if either party so requests and it can be so written, and it does not result in additional premium, or if the requesting party agrees to pay any
additional  premium,   shall  include  provisions  which  either  designate  the
requesting party as one of the insured or deny to the insurer acquisition by subrogation rights of recovery against the requesting party. Each party waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. The policies of insurance required under section
6.01 and 6.02 to be maintained by Landlord shall name as insured parties Landlord and Tenant, as their respective interests may appear, and they may be carried under blanket policies maintained by Landlord if such policies comply with the provisions of section 6.01 and 6.02. The Landlord shall pay in full for the fire insurance coverage on the leased premises and policies and proof of payment of same shall be furnished the Tenant on request. The Tenant shall be responsible for and shall pay for the insurance on its personal property.

6.04 Evidence of Insurance. By the Beginning Date and upon each renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage, the waiver of subrogation, and the insurance criteria listed in the lease. The policies shall be renewed or replaced and maintained by the party responsible for that policy. If either party fails to give the required certificate within thirty (30) days after notice for demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance. Each policy shall contain a provision that no policy may be terminated or amended without at least 30 days written notice to the other party.

SECTION 7. LOSS OF PREMISES

7.01. FIRE AND CASUALTY LOSS - REBUILD If the entire Premises or any substantial part thereof shall be damaged by fire or other insured casualty, then, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning

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by-laws,  and  regulation  to  rebuild  or repair in  accordance  or cause to be repaired such damages. The repair or restoration will not commence until plans and specifications are reviewed by Tenant and Landlord which review shall not be unreasonably delayed. The lease may be terminated 180 days after such damage, by the Tenant, if construction has not commenced.

7.02 Abatement of Rent. If the Premises, or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty.

7.03 Rebuild Last 24 Months . If the Premises are so damaged by fire or other casualty (whether or not insured) at any time during 9th extended term and the cost to repair such damage is reasonably estimated to exceed one-half of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, and Landlord determines not to repair such damage , then and in any event, this Lease and the term thereof may be terminated at the election of Landlord by a notice from the Landlord to Tenant within sixty (60) days following such fire or other casualty. In the event of any termination, this Lease and the Term hereof shall expire as of such effective termination date as though that were the date originally stipulated in
Section 1.06 for the end of the Term and the fixed Rent shall be apportioned as of such date. Except for the final extended term, the Tenant, unless the lease is terminated, may extend the term if the loss occurs during any term but the final term so as to require Landlord to rebuild according to this Section 7.

SECTION 8 EMINENT DOMAIN AWARD

8.01 Landlord reserves to itself and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceeding. It

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is agreed and understood, however, that Landlord does not reserve to itself, and
Tenant does not assign to part thereof, in the name of the whole, and repossess the same as of Landlord's former estate or (ii) mail a notice of termination addressed to Tenant and upon such entry or mailing this Lease shall terminate. In the event that this Lease is terminated under any of the foregoing provisions, or otherwise for breach of Tenant's obligations hereunder, then at Landlord's option, Tenant covenants to pay forthwith to Landlord as compensation the total rent and additional rent reserved for the residue of the Term, and pay on demand all Landlord's costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing any obligation of Tenant under this Lease, or in connection with any request by Tenant for Landlord's consent or approval under this Lease.

8.02 In calculating the amounts to be paid by Tenant under the foregoing covenant, Tenant shall be credited with any amount actually paid to Landlord as compensation as herein before provided and also with any additional rent actually obtained by Landlord by reletting the Premises, after deducting the expenses of collecting the same. And Tenant further covenants, as an alternative obligation, at Landlord's election, after any such termination or entry, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same times as if this Lease had not been terminated.

8.03 Nothing herein contained shall, however, limit or prejudice the right of Landlord to obtain in proceedings for bankruptcy or insolvency or reorganization or arrangement with creditors as liquidated damages by reason of such determination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amounts referred to above.

8.04 If only a part of the demised premises shall be taken under the power of eminent domain and if the term of this lease shall not be terminated as aforesaid, then the term of this lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the demised premises so as to put the same into condition for use and occupancy by Tenant, and a just proportion of the minimum rent according to the nature and extent of the injury to the demised premises shall be suspended or abated until what may remain of the demised premises shall be put into such condition by Landlord, and thereafter a just proportion of the minimum rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this lease. Landlord shall not be required to spend an amount for such repairing and released Premises in excess of the amount received by Landlord as damages for such taking.


SECTION 9. DEFAULTS - REMEDIES

9.01 If, (a) Tenant shall default in the performance of any such of its monetary obligations under this Lease, and if such default shall continue for ten (10) days after written notice from Landlord to Tenant (provided that Landlord shall not be required to give such notice more than twice during the Term, the third such non-payment constituting an Event of Default without the requirement of notice) or (b) if within thirty (30) business days after written notice from Landlord to Tenant specifying another default or defaults, Tenant has not commenced diligently to correct such default or has not thereafter diligently pursued such correction to completion, or (c) if any assignment shall be made by Tenant for the benefit of creditors, or if a petition is filed by or against
Tenant under any provision of the Bankruptcy Code and, in the case of involuntary petition, such petition is not dismissed with ninety (90) days, or
(d) if the Tenant's leasehold interest shall be taken on execution or by other process of law, attached or subjected to any other involuntary encumbrances, then and in any such cases Landlord and its agents and servants may lawfully, immediately or at any time thereafter, and without further notice or demand, and without prejudice to any other remedies available to Landlord for arrearages of rent or otherwise, either (i) enter into and upon the Premises or any part thereof, in the name of the whole, and repossess the same as of Landlord's former estate or (ii) mail a notice of termination addressed to Tenant and upon such entry or mailing this Lease shall terminate. In the event that this Lease is terminated under any of the foregoing provisions, or otherwise for breach of Tenant's obligations hereunder, then at Landlord's option, Tenant covenants to pay forthwith to Landlord as compensation the total rent and additional rent reserved for the residue of the Term, and pay on demand all Landlord's costs and expenses, including reasonable attorney's fees, incurred by Landlord in enforcing any obligation of tenant under this Lease, or in connection with any request by Tenant for Landlord's consent or approval under this Lease.

         In calculating the amounts to be paid by Tenant under the foregoing covenants, Tenant shall be credited with any amount actually paid to Landlord as compensation as herein before provided and also with any additional rent actually obtained by Landlord by reletting the Premises, after deducting the expenses of collecting the same. And Tenant further covenants, as an alternative obligation, at Landlord's election, after any such termination or entry, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same times as if this Lease had not been terminated.

         Nothing herein contained shall, however, limit or prejudice the right of Landlord to obtain in proceedings for bankruptcy insolvency or reorganization or arrangement with creditors as liquidated damages by reason of such dtermination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amounts referred to above.

 9.02. Landlord's Defaults. If the Landlord fails to pay any liens or encumbrances affecting the property and to which this lease may be subordinate when any of the same may be due or in any other respects fails to perform any covenant or agreement in this lease contained on the part of the Landlord, to be performed, then and in such event, after the continuance of any such failure or default for thirty (30) days after notice has been given by the Tenant to the Landlord, Tenant may pay said lien or encumbrance and cure such defaults. Tenant, after such thirty (30) day period, may make all necessary payments in connection therein, including but not limited to the payment of any reasonable attorneys fees, costs and charges incurred, in connection with any legal action which may have been brought. If all such indebtedness of Landlord is not fully paid within thirty (30) days after Tenant has paid the same and Landlord has been given notice same has been paid, Tenant may elect (1) to deduct such amount from rent subsequently becoming due hereunder, or (2) extend this lease on the same covenants and conditions as herein provided until such indebtedness is fully paid by application to rents.

Encumbrance shall include mortgage payments where an uncured default exists.

9.03. Tenant Defaults. If Tenant shall fail to make or perform any payment or act required by this lease, then Landlord may, make such payment or perform such act for the account of the Tenant. All amounts so paid by Landlord and all incidental costs and expenses including attorneys fees and expenses incurred in connection with such payments or performance, together with interest thereon at the maximum legal rate, or if no such rate is established at the rate of eighteen (18) percent per annum from the date of the making of such payment or of the incurring of such costs and expenses, shall be paid by Tenant to Landlord on demand. This is an additional remedy of Landlord.

9.04 Should the Tenant fail to operate or conduct the Tenant business for a period of 4 continuous months then the Landlord at its sole option after written notice is given to Tenant, and if Tenant has not commenced to operate and conduct its business in the normal course, then the Landlord may cause this lease to be terminated.

SECTION 10. NON DISTURBANCE

10.01 SUBORDINATION AND NON-DISTURBANCE. This Lease and all rights of the Tenant hereunder are and shall be subject and subordinate to the lien of any and all mortgages which may now or hereafter affect the property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that any such mortgage placed upon the property shall provide that so long as there shall be outstanding no continuing event of default in any of the terms, conditions, covenants or agreements of this lease on the part of the Tenant to be performed, the Leasehold estate of the Tenant created by this Lease and Tenant's peaceful and quiet possession of the property shall be undisturbed by any foreclosure of any such mortgage and the mortgagee shall recognize this lease and all its terms and conditions including but not limited to any rights to extend this lease and any and all rights of first refusal to lease or to purchase which are set forth in this lease. The mortgagee shall consent to the use of all insurance proceeds for the restoration of the Leased Premises in the event of fire or other casualty as herein set forth. This subordination and non-disturbance document shall be executed prior to the commencement date, in a form set out in Exhibit G.

10.02  Estoppel  Certificate.  Either party shall from time to time,  within ten
(10) business days after receiving a written request by the other party, execute and deliver to the Asking Party a written statement in recordable form. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:
         (i)      the accuracy of the Lease document;
         (ii)     the Beginning and Ending Dates of the Lease;
         (iii) that the Lease is unmodified and in full effect or in full effect as modified stating the date and nature of the modification;
         (iv) whether to the Answering Party's knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party, and if so, specifying the Default, claim, or demand; and
         (v) to other correct any reasonably ascertainable facts that are covered by the Lease terms

10.03 Right of First Refusal Purchase. If at any time during any term of this lease, Landlord shall receive and be willing to accept the bone fide offer from a third party to purchase the shopping center or if Landlord shall offer to sell the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to sell the property to Tenant upon same terms and conditions as those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within forty-five (45) days after it is made, Landlord may, after the expiration of such forty-five (45) day period, sell such interest to a third party upon terms and conditions as those offered to the Tenant. If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for the sale by Landlord and the purchase by Tenant of the property at a closing to be held within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such purchase, the Landlord shall convey the premises in consideration of the payment of the purchase price, by quitclaim deed, conveying good clear record and marketable title to the premises free of all liens and encumbrances except this lease and except for easements and restrictions of record which are listed on Exhibit E attached hereto. The Landlord may use the purchase price to pay off mortgage liens and like encumbrances. If Landlord shall be unable to give title, the Landlord shall use reasonable efforts to remove such defects in title. All remaining conditions of sale shall be as found in the current Greater Boston

Real Estate Board form purchase and sale agreement as reasonably adjusted for this transaction.

10.04. Right of First Refusal- Adjacent Property - Lease. (a.) If at any time during any term of this lease, the Landlord shall receive and be willing to accept the bona fide offer from a third party to lease any other building or portion of a building located in the shopping center, or if Landlord shall offer to lease the property to any third party, Landlord shall, if there is no event of default, promptly transmit to Tenant its offer to lease the property to Tenant upon terms and conditions as those offered by or to the third party, together with a true copy of such original offer. If Tenant shall not accept such offer within sixty(60) days after it is made, Landlord may, after the expiration such sixty (60) day period, lease such interest to a third party upon terms and conditions as those offered to the Tenant.

         b.) If Tenant accepts such offer by notice to Landlord within the time permitted, the offer and acceptance shall constitute a contract for lease by Landlord and by Tenant of the property to be executed within thirty (30) days following the receipt by Landlord by Tenants notice of acceptance. On the date of such leasing, Landlord shall lease the premises free of all tenants and occupants. The Landlord shall have a continuing obligation to offer the same for lease to the Tenant throughout any term of this lease before it enters into a lease for same with any other person.

SECTION 11 MISCELLANEOUS

11.01 Notices. Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered or certified mail, postage prepaid, or by federal express or other such carrier as follows:

         To Tenant:
                  at  222 Merrimack Street, Lowell, Massachusetts 01852

         To Landlord:
                  at 1360 Main Street in Tewksbury, Massachusetts 01876

         Either party may change the addresses by giving notice as provided above.

11.02 Broker  Warranty.  Each party  warrants that there has been no real estate broker involved in connection with this lease. The party who
breaches   this  warranty   shall  defend,   hold  harmless  and  indemnify  the
non-breaching party from any claims or liability arising from the breach.

11.03 Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision shall be excised from the agreement and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

11.04 Waiver. The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing signed by the party waiving its rights.

11.05  Binding  on  Successors.   This  Lease  shall  bind  the  parties,  their
successors, representatives, and permitted assigns.

11.06 Governing Law. This lease shall be governed by the laws of the Commonwealth of Massachusetts .

11.07 Recording. Prior to the commencement date of this lease, the parties shall execute a Notice of Lease in a form suitable for recording in the Registry of Deeds where the property lies in a form as shown on Exhibit H. The parties agree that the lease shall not be recorded.

11.08 Survival of Remedies. The parties' remedies shall survive the ending of this lease when the ending is caused by the Default of the other party.

11.09 Authority of Parties.. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease, that no other signatures are necessary.

11.10 Entire Agreement. This Lease contains the entire agreement between the parties about the Premises. This Lease shall be modified only by a writing signed by both parties.

11.11 Quiet Enjoyment Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and the encumbrances listed in Exhibit E.

11.12 Hazardous Waste: Landlord agrees to indemnify and hold harmless the Tenant of and from any damages, including but not limited to reimbursement for mandated clean-up, costs of litigation and the like, arising from any hazardous waste which may exist on the premises, either at the time of the commencement date of the lease or subsequently, unless such release or threat of release is due to or caused by Tenant activities or persons or entities under its control.

11.13 In the event the Landlord shall lease any portion of the shopping center to another financial services company during the first ten(10) years of this lease as it may be extended, then the base rent due to the Landlord shall be reduced by fifty percent (50%) commencing the commencement date of the other such financial services lease. Financial services shall include commercial bank, savings bank, mortgage company, credit union, or any financial services business which are licensed or regulated by the Federal Deposit Insurance Corporation, the Massachusetts Banking Commissioner or the Federal Reserve or any like Federal Agency.

11.14 Landlord's Title to Premises. Landlord represents and warrants that the Landlord has good and clear record and marketable title to the premises in fee simple, and has the full right and lawful authority to enter into this Lease for the full Initial Term and all Extended Terms hereof; that the Premises are free from any encumbrance, easement or restriction under which Tenant's rights to possession and use of the Premises may be affected, disturbed or terminated; and that there is presently no mortgage or deed of trust encumbering the Premises, except as set forth in Exhibit E hereto.

SECTION 12. CONTINGENCIES

12.01 Tenant's Contingency. The Tenant's obligations under this lease shall be contingent upon its obtaining all approvals from the Commissioner of Banks of the Commonwealth of Massachusetts and the Federal Deposit Insurance Corporation so as to enable the Tenant to operate a commercial bank and trust company in and upon the premises. The Tenant agrees to make all the necessary applications as soon as this lease is executed and to proceed with such application in a good faith manner. If such approvals are not obtained by September 30,1996, Landlord at its option may terminate this lease. If there is a termination hereunder, Tenant at its sole cost and expense shall remove any items of personal property from the premises and shall repair and restore the premises to their previous condition prior to Tenant fit up, in a timely and expeditious manner.

12.02 The Tenant will pay the Landlord on the lease commencement date as defined by section 1.04 of this lease the sum of Four Hundred Thousand Dollars ($400,000.00) less a deposit of $10,000 paid on May 24, 1996 to the Tenant and the Landlord will deliver to Tenant, a bill of sale, for the personal property and leasehold improvements ("personalty") listed in Exhibit F, conveying the personalty to Tenant free of all liens and encumbrances. The personalty will be acquired from Fleet Bank by the Landlord. The purchase from Fleet will contain enforceable assurances that the ATM and the Drive-Up equipment were in good working order when premises were surrendered by Fleet to Landlord. If either the ATM or the Drive-Up equipment are not in good working order, when delivered to the Tenant, Tenant will repair the same and will deduct an amount not to exceed $5000.00 for each of the ATM and the Drive-Up equipment to be deducted from the $400,000.00 to be paid the Landlord. The Landlord shall also assign to Tenant its assurance of workability received from Fleet to the Tenant. Landlord will afford tenant the opportunity to review and approve the language of landlord's to be signed agreement with Fleet not later than July 12, 1996 to assure that tenant will be protected as to the workability issue. If the language of the termination agreement between the Landlord and Fleet is not acceptable to the Tenant, or if the condition of the equipment is not in accordance with this
Section 12, then the Tenant in its sole option may terminate this lease prior to July 30,1996, the Landlord will return the deposit and the obligations of the parties shall be at an end. If the Tenant has not been able to thoroughly test the said equipment by the occupancy date, then the Tenant in its sole option may terminate this lease prior to occupancy date, the Landlord will return the deposit and the obligations of the parties shall be at an end.

SECTION 13.  ARBITRATION

13.01 Any disagreement between the parties with respect to the interpretation or application of this lease or the obligations of the parties hereunder shall be determined by arbitration. Such arbitration shall be conducted, upon request of either the Landlord or the Tenant, before three arbitrators (unless the Landlord or the Tenant agree to one arbitrator) designated by the American Arbitration Association and in accordance with the rules of such Association. The arbitrators designated and acting under this lease shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. The expense of arbitration proceedings conducted hereunder shall be borne equally by the parties. All arbitration proceedings hereunder shall be conducted in the county in which the leased property is located.

13.02 It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and, if it shall be adjudged that there was no legal obligation on the part of such party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this lease.

                                             LANDLORD:
                                             Kevin C. Sullivan &
                                             Margaret A. Sullivan

________________________________             By _______________________
Witness to Kevin C. Sullivan                      Kevin C. Sullivan

________________________________             By _______________________
Witness to Margaret A. Sullivan                   Margaret A. Sullivan


                                             TENANT:
                                             Enterprise Bank and Trust  Company

________________________                     By _______________________
Witness to Robert R. Gilman                       Robert R. Gilman
                                                  Its Senior Vice-President













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